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            NON-QUALIFIED STOCK OPTION CERTIFICATE AND AGREEMENT

                              Pursuant to the
                             Telereunion, Inc.
               1995 Stock Option and Appreciation Rights Plan

     THIS AGREEMENT is effective as of September 30, 1995, by and between Telereunion, Inc., a Delaware corporation (the "Company") and
__________________ (the "Optionee").

     WHEREAS, the Optionee is a valued and trusted officer, director, employee or consultant of the Company and the Company considers it desirable and in its best interests that the Optionee be given an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interest of the Company by possessing an option to purchase the Common Stock, $.001 par value, of the Company, in accordance with the Telereunion, Inc. 1995 Stock Option and Appreciation Rights Plan as amended (the "1995 Plan") adopted by the Board of Directors of the Company in July 28, 1995 and approved by the shareholders of the Company in April 1995 and as thereafter amended.

     Now, therefore, in consideration of the premises, it is agreed by and between the parties as follows:

     1. The Company hereby grants to the Optionee the right, privilege and option to purchase 51,636 shares of the Common Stock, $.001 par value, of the Company subject in all respects to the terms and provisions of the 1995 Plan, as it may be amended from time to time, which 1995 Plan and amendments, if any, are incorporated by reference herein (the "Options").

     2. The Options represent options which do not qualify as "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended.

     3. The option price as determined by the Board of Directors of the Company is Sixty-Five ($.65) per share.

     4.   The Options shall vest and become immediately exercisable.

     5. Options that are the subject of this Agreement, to the extent not theretofore exercised, shall expire on September 30, 2005 (being the expiration of ten (10) years from the effective date of grant of this Option) and shall terminate in accordance with Section 6 of the 1995 Plan.

     6. The Options may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. Optionee, as a condition to his exercise of any Options, shall represent to the Company that the shares of Common Stock which he acquires upon exercise of any Options are being acquired by him for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under


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the Securities Act of 1933, as amended, or any other applicable law, regulation or rule of any governmental agency. Optionee agrees as a condition precedent to exercise of any portion of the Options that he shall furnish whatever documentation may be reasonably requested by the Company to ensure compliance with the applicable law and the terms and conditions of this Certificate and the 1995 Plan.

     7. The Options granted hereby may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Certificate shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     8. Subject to any provision herein that may provide for the earlier termination of the Options, no Option may be exercised more than ten (10) years from the date of grant of the Options. During such period, the Options may be exercised only in accordance with the terms hereof and the provisions of the 1995 Plan.

     9. Capitalized terms used herein and not defined herein shall have the meaning set forth in the 1995 Plan.

Dated:______________________


ATTEST:                            Telereunion, Inc.


_____________________________      By:______________________________
                                      Manuel Landa Rangel, President
                                      and Chief Executive Officer

     Optionee acknowledges receipt of a copy of the 1995 Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts the Options subject to all the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under the 1995 Plan. Optionee authorizes the Company in accordance with all applicable laws to withhold any compensation payable to him and any taxes required to be withheld by federal, state or local law as a result of the exercise of the Options.

Dated:______________________       OPTIONEE:


                                   _________________________________


                                      2

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                             FIRST AMENDMENT TO

                           STOCK OPTION AGREEMENT

     Reference is made to the Non-Qualified Stock Option Certificate and Agreement, dated effective as of September 30, 1995 (the "Original Agreement"), between Telereunion, Inc., a Delaware corporation ("Telereunion"), and the undersigned optionee (the "Optionee"). Unless otherwise indicated, capitalized terms used in this Amendment have the meanings assigned to such terms in the Original Agreement.

     Pursuant to the Original Agreement, the Optionee was granted the option (the "Option") to purchase _________ shares of common stock, $.001 par value per share, of Telereunion at an exercise price of $.65 per share, on the terms and subject to the conditions set forth in the Original Agreement. Pursuant to that certain Agreement and Plan of Merger (the "Agreement") dated April 29, 1996 between Polish Telephones and Microwave Corporation, a Texas corporation (the "Company"), PTMC Acquisition Sub, Inc., a Delaware corporation, Telereunion, and the stockholders of Telereunion referenced therein, the Company acquired all of the issued and outstanding common stock of Telereunion. Under the terms of the Agreement, certain options outstanding under Telereunion's 1995 Stock Option and Appreciation Rights Plan, as amended (the "Plan"), including the Option, are to be converted and amended to provide for the right to acquire shares of common stock, $.001 par value per share, of the Company ("Common Stock") at an exercise price of $1.35 per share. The Company and the Optionee desire to convert and amend the Original Agreement to provide for the right to purchase shares of Common Stock, to reduce the number of shares of Common Stock subject to the Option and to increase the exercise price of the Option, as set forth in this Amendment. Therefore, the Company and the Optionee hereby agree as follows:

     1. The name of the corporation that issued the Option, and whose common stock may be acquired upon exercise of the Option, is hereby changed to Polish Telephones and Microwave Corporation, a Texas corporation.

     2. The total number of shares of Common Stock that may be acquired upon exercise in full of the Option is hereby decreased to 25,000 shares.

     3. The exercise price per share applicable to the Option is hereby increased to $1.35 per share.

     4. Except as expressly set forth in the three preceding paragraphs, all of the terms and conditions of the Original Agreement will remain in effect following the date hereof.


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     IN WITNESS WHEREOF, the Company and the Participant have executed this
Amendment to be effective as of May __, 1996.

                                     POLISH TELEPHONES AND
                                     MICROWAVE CORPORATION



                                     By:__________________________________
                                        Gary Panno
                                        Chairman of the Board and
                                        Chief Executive Officer


                                     OPTIONEE


                                     _____________________________________
                                     [NAME]